Exhibit 99.1

Mullen Provides Securities Litigation Update

Mullen files new spoofing complaint against several broker-dealers alleging a 2-year scheme to manipulate Company securities

BREA, Calif., Dec. 8, 2023 -- via IBN -- Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle manufacturer, in our continued effort to provide transparency of the Company’s actions, and to avoid confusion to our public market shareholders, today announces that it has filed a spoofing complaint on Dec. 6, 2023, in the United States District Court for the Southern District of New York alleging that UBS Securities, LLC, IMC Financial Markets and Clear Street Markets, LLC engaged in a market manipulation scheme using spoofing to manipulate the market price of Mullen shares (the “spoofing litigation”). The claim for the spoofing litigation is attached to the Company’s Form 8-K filed with the Securities and Exchange Commission on Dec. 6, 2023. Spoofing claims based on similar conduct have garnered judicial successes in recent years.

The Company believes that the spoofing litigation has exponentially greater potential to recover damages based on the nature of the claims and the duration of the 2-year period when the spoofing is alleged to have occurred. In connection with the decision to file the spoofing complaint, the Company has voluntarily dismissed the lawsuit originally filed on Aug. 29, 2023, in the United States District Court for the Southern District of New York against certain broker-dealers, alleging a scheme to manipulate the share price of the Company’s securities focusing on short-selling claims. That case covered a limited period of three months and did not provide the Company with a sufficient opportunity to justify the cost that would be incurred in pursing the claims in that litigation. The Company conducted a cost-benefit analysis of both cases and concluded that it would be a prudent exercise of business judgement to pursue the larger spoofing litigation rather than the short-selling litigation.

“My focus continues to provide transparency and to protect the long-term value for our Company and our stockholders. We believe that the spoofing litigation provides the best opportunity to sustain our claims as well as recover damages based on the defendant’s market manipulation,” said David Michery, CEO and chairman of Mullen Automotive.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of Electric Last Mile Solutions’ (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether Mullen will prevail in the lawsuit or the future performance of the Company stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

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